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                                                                   EXHIBIT 10.18

December 21, 2001



           Re: Amendment to DOCSIS IPR Agreement to cover DOCSIS 2.0


Dear Dr. Rakib:

This letter amends the Data Over Cable Service Interface Specifications License Agreement between CableLabs and Imedia Semiconductor Corporation, dated December 21, 2001, (the "Agreement") to confirm that the royalty-free license granted by the Agreement includes the new DOCSIS 2.0 specification.

1.   Section 7.1 of the Agreement shall be amended to read as follows:

     "7.1 Periodic Amendments. CableLabs may revise the Specifications from time to time until June 1, 2005..."

2. CableLabs deems DOCSIS 2.0 a "Major Change" as defined in Section 7.2 of the Agreement. By your signature below, you waive your right set forth in
     Section 7.2 of the Agreement to object to the inclusion of your contributions to DOCSIS 2.0 (currently identified as SP-RFIv2.0-W03-011112) into the Specifications (as defined in the Agreement). This waiver shall not apply to any of your intellectual property that was contributed into DOCSIS 2.0 without your knowledge and consent, nor shall it apply to possible future versions of DOCSIS, such as 2.1 or 3.0. You agree to advise CableLabs without delay if you believe any of your intellectual property has been inadvertently added to DOCSIS 2.0.

Except as modified by this letter, the Agreement shall remain in full force and effect.

We trust that this amendment and waiver will be acceptable to you. If so, please sign and date both originals, and return one to Mrs. Dorothy Raymond, our General Counsel, at our address shown below.

Very truly yours,                       AGREED TO AND ACCEPTED:

/s/ Christopher J. Lammers              Imedia Semiconductor Corporation
Christopher J. Lammers

Executive Vice President and            By: /s/ Zaki Rakib
Chief Operating Officer                 Name: Zaki Rakib
                                        Title: Chief Executive Officer
                                        Dated: December 21, 2001

DGR/ebg